UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2022

SG BLOCKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5011 Gate Parkway

Building 100, Suite 100

Jacksonville, FL 32256

(Address of Principal Executive Offices, Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2022, Margaret Coleman advised SG Blocks, Inc. (the “Company”) that she intends to retire as a director of the Company effective as of October 1, 2022. The expected retirement is not the result of any disagreement with the Company.

Effective September 1, 2022, the Company appointed Marc Brune as the Company’s Director of Finance and entered into an executive employment agreement with Marc Brune (the “Employment Agreement”) to employ Mr. Brune in such capacity for an initial term of two (2) years, which Employment Agreement provides for an annual base salary of $250,000, a signing bonus of $50,000 and a discretionary bonus of up to 25% of his base salary upon achievement of objectives as may be determined by the Company’s board of directors,

The Employment Agreement also provides for the grant to Mr. Brune of a restricted stock grant under the Company’s Stock Incentive Plan, as amended, of 250,000 shares of the Company’s common stock, vesting quarterly over two years.

Mr. Brune, age 61, is a seasoned financial executive having started his career on Wall Street in 1986. He has worked in the fields of institutional sales, investment banking and private equity. Since December 2012, Mr. Brune has acted as an independent investment banking consultant assisting small to mid-sized companies’ complete capital raises, mergers and acquisitions and restructurings. From January 2019 until December 2020, Mr. Brune served as a director of Vauban International Bank based in Puerto Rico. Mr. Brune was educated in Germany and completed his collegiate education in Geneva, Switzerland.

Mr. Brune is subject to a one-year post-termination non-compete and non-solicit of employees and clients. He is also bound by confidentiality provisions.

There are no family relationships between Mr. Brune and any of the Company’s directors or executive officers. In addition, except as set forth above, Mr. Brune is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The description of the Employment Agreement does not purport to be complete and are qualified in its entirety by reference to the Employment Agreement, a copy of which are filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated September 1, 2021, between SG Blocks, Inc. and Marc Brune
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SG BLOCKS, INC.

Dated: September 1, 2022	By:	/s/ Paul Galvin
		Name:	Paul Galvin
		Title:	Chairman and Chief Executive Officer

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